Exhibit 2.8

ECLIPSE RESOURCES HOLDINGS, L.P.

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of January 28, 2015 by the undersigned entities (the “Transferors”) and Eclipse Resources Holdings, L.P., a Delaware limited partnership (the “Partnership”).

1. Each Transferor hereby contributes to the Partnership shares of common stock, par value $0.01 per share, (the “Shares”) of Eclipse Resources Corporation, a Delaware corporation, in the amount set forth by such Transferor’s name on Exhibit A hereto. In exchange therefore and upon acceptance of such contribution by the Partnership, each Transferor will be granted additional units in the Partnership as set forth on Exhibit A hereto.

2. The Transferor hereby agrees that the fair market value of the Shares is $7.04 per share, the value attributed to such Shares by the Securities Purchase Agreement dated December 27, 2014, pursuant to which the Transferor agreed to purchase the Shares.

3. Each Transferor hereby represents and warrants to the Partnership that the Transferor owns good and marketable title to the Shares, free and clear of any and all liens, encumbrances, charges, options, rights of first refusal, or other similar matters of any kind whatsoever.

4. By the execution and delivery hereof, each Transferor agrees to be bound by all of the terms, conditions and provisions of the Partnership Agreement, as amended, and acknowledges and affirms that there is no assurance that any Transferor will realize anything of value from its additional units in the Partnership.

5. Each Transferor understands that if its contribution is accepted, the Partnership will return to the Transferor a copy of the signature page of this Contribution Agreement properly executed by the Partnership.

6. Each Transferor agrees to indemnify the Partnership and its partners, managers, officers and other controlling persons, and to hold each such person or entity harmless from and against any and all damages, claims, lawsuits, losses, liabilities, deficiencies or expenses (including reasonable attorney’s fees) incurred by such person or entity by reason of or in connection with any breach by the Transferor of any representation, warranty, agreement or covenant in this Agreement.

7. Each Transferor agrees to furnish any additional information requested to assure compliance with federal and state securities laws in connection with the transactions contemplated hereby.

8. Each Transferor instructs Eclipse Resources Corporation to further instruct the registrar and transfer agent of the Shares to have such Transferor’s Shares transferred to the Partnership, certificated, and placed into the Partnership’s custody.

[Signature Page Follows]

ACKNOWLEDGED AND AGREED this 28th day of January, 2015

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

THE HULBURT FAMILY II LIMITED PARTNERSHIP

By: BWH Management Company II, LLC, General Partner of The Hulburt Family II Limited Partnership

/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Manager

ACCEPTED this 28th day of January, 2015

ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

KIRKWOOD CAPITAL, L.P.

By: Mountaineer Ventures, LLC, General Partner of Kirkwood Capital, L.P.

/s/ Thomas S. Liberatore
Thomas S. Liberatore
Manager

ACCEPTED this 28th day of January, 2015

ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

Contribution Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

CKH PARTNERS II, L.P.

By: CKH Management Company II, LLC, the General Partner of CKH Partners II, L.P.

/s/ Christopher K. Hulburt
Christopher K. Hulburt
Manager

ACCEPTED this 28th day of January, 2015

ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

Contribution Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

ENCAP ENERGY CAPITAL FUND VIII CO-INVESTORS, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII Co-Investors, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Energy Capital Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:	Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

ACCEPTED this 28th day of January, 2015 ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

Contribution Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

ENCAP ENERGY CAPITAL FUND IX, L.P.

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital Fund IX, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Energy Capital Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

ACCEPTED this 28th day of January, 2015 ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

Contribution Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

ENCAP ENERGY CAPITAL FUND VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital
Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Energy Capital Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

ACCEPTED this 28th day of January, 2015

ECLIPSE RESOURCES HOLDINGS, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

Contribution Agreement

Exhibit A

Transferor	Shares Contributed to Partnership	Units Received from Partnership
EnCap Energy Capital Fund VIII, L.P.	4,136,353	291,199.25 Series A-2 Units
EnCap Energy Capital Fund VIII Co- Investors, L.P.	2,297,974	161,777.37 Series A-2 Units
EnCap Energy Capital Fund IX, L.P.	4,136,353	291,199.25 Series A-2 Units
The Hulburt Family II Limited Partnership	55,151	3,882.63 Series B-1 Units
CKH Partners II, L.P.	13,788	970.68 Series B-1 Units
Kirkwood Capital, L.P.	13,788	970.68 Series B-1 Units